EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Gunpowder Gold Corporation (the “Company”) on Form 10-Q for the period ending November 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Nott, Chief Executive Officer and President of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Michael Nott_____________________
Michael Nott
Chief Executive Officer and President,
Secretary, Treasurer and Director

Dated: January 17, 2012